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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): SEPTEMBER 16, 2002

                              DYNEGY HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)

         Delaware                       0-29311                94-3248415
(State or other jurisdiction    (Commission File Number)     (IRS Employer
      of incorporation)                                    Identification No.)

                           1000 Louisiana, Suite 5800
                              Houston, Texas 77002
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (713) 507-6400

                                 Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS.

     On September 16, 2002, Dynegy Inc. ("Dynegy"), the wholly owning parent company of Dynegy Holdings Inc., issued a press release announcing that Barry J. Galt had been elected to Dynegy's Board of Directors and Audit and Compliance Committee. Mr. Galt, the former Seagull Energy Corp. Chairman and Chief Executive Officer, replaced Michael D. Capellas, who previously resigned from Dynegy's Board of Directors. A copy of Dynegy's September 16th press release is attached hereto as exhibit 99.1 and is incorporated herein by this reference.

     On September 20, 2022, Dynegy issued a press release announcing that Daniel L Dienstbier had been elected Dynegy's Chairman of the Board. Dynegy also announced that H. John Riley, Jr., Chairman, President and Chief Executive Officer of Cooper Industries, Ltd., has resigned from the Board. Mr. Riley's successor on the Board has not been named. A copy of Dynegy's September 20th press release is attached hereto as exhibit 99.2 and is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     a) Financial Statements of Business Acquired - Not Applicable.

     b) Pro Forma Financial Information - Not Applicable.

     c) Exhibits:

          99.1 Press Release of Dynegy Inc. dated September 16, 2002.

          99.2 Press Release of Dynegy Inc. dated September 20, 2002.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DYNEGY HOLDINGS INC.

                                    BY: /s/ Keith R. Fullenweider
                                        -----------------------------------
                                        Keith R. Fullenweider
                                        Senior Vice President,
                                        Deputy General Counsel and Secretary

Dated:  September 23, 2002